UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 18, 2013

PISMO COAST VILLAGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

California                                        #0-8463                                        95-2990441

(State or other jurisdiction                            (Commission File                    (IRS Employer Identification

       of incorporation)                                            Number)                                            Number)

165 South Dolliver Street, Pismo Beach, California  93449

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code (805) 773-5649

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation of Director

At the Reorganizational Meeting of the Board of Directors of Pismo Coast Village, Inc. held immediately following the Annual Meeting of Shareholders held Saturday, January 19, 2013, director Louis P. Benedict tendered his resignation as a member of the Board of Directors of Pismo Coast Village, Inc. effective January 19, 2013. Mr. Benedict’s resignation was submitted due to personal reasons and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Selection of New Director

Following the announcement of the resignation of Louis Benedict at the January 19, 2013, Board of Director’s Reorganizational Meeting, the Nominating Committee duly nominated Jerry Roberts at the regular Board of Director’s meeting held Saturday, March 16, 2013, to fill the vacancy on the Board. At that meeting, the Board of Directors voted and unanimously approved the selection of Mr. Roberts to serve as a member of the Board of Directors for the Company, effective immediately.

The Company’s directors and officers do not receive compensation for the services they provide, and no employment contract or agreement is in place to cover Mr. Roberts’ service as a member of the Board of Directors for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PISMO COAST VILLAGE, INC.

Date: March 18, 2013	By :	JAY JAMISON
Jay Jamison
Chief Operating Officer, General Manager and
Assistant Corporate Secretary
(principal executive officer)

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